UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 9, 2017

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 9, 2017, Earthstone Energy, Inc., a Delaware corporation (the “Company”), consummated the transactions contemplated in the Contribution Agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Contribution Agreement”) by and among the Company, Earthstone Energy Holdings, LLC (“EEH”), Lynden USA Inc. (“Lynden”), Lynden USA Operating, LLC (“Lynden Sub”), Bold Energy Holdings, LLC (“Bold Holdings”), and Bold Energy III LLC (“Bold”). Upon the closing of the transactions (the “Contribution”) under the Contribution Agreement:

(i)

the Company recapitalized its common stock, $0.001 par value per share (the “Common Stock”), into two classes – Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock”), and all of the Company’s existing outstanding Common Stock was automatically converted on a one-for-one basis for Class A Common Stock (the “Recapitalization”);

(ii)

the Company transferred all of its assets, consisting of membership interests in Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold (collectively, the “Earthstone Assets”) to EEH, in exchange for 16,791,296 membership units of EEH (the “EEH Units”);

(iii)	Lynden transferred all of its membership interests in Lynden Sub to EEH in exchange for 5,865,328 EEH Units;

(iv)	Bold Holdings transferred all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and purchased 36,070,828 shares of Class B Common Stock from the Company for $36,071; and

(v)	the Company granted an aggregate of 150,000 fully vested shares of Class A Common Stock under the Company’s 2014 Long-Term Incentive Plan, as amended (the “Plan”), to certain Bold employees.

Item 1.01.	Entry into a Material Definitive Agreement.

First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC

In connection with the closing of the Contribution Agreement, on May 9, 2017, EEH amended and restated its limited liability company agreement pursuant to the First Amended and Restated Limited Liability Company Agreement of EEH (the “A&R EEH LLC Agreement”). In connection with the A&R EEH LLC Agreement, EEH issued 22,656,624 EEH Units to the Company and Lynden, in the aggregate, and 36,070,828 EEH Units to Bold Holdings in exchange for each of the Company, Lynden and Bold Holdings transferring all of their assets to EEH; and (iii) each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock held by Bold Holdings is convertible into Class A Common Stock on a one-for-one basis. The Company will conduct its activities through EEH and will be its sole managing member.

The foregoing description of the A&R EEH LLC Agreement is qualified in its entirety by reference to the full text of the A&R EEH LLC Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Facility

On May 9, 2017, Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” or the “Borrower”), each of the guarantors a party thereto (the “Guarantors”), BOKF, NA dba Bank Of Texas, as Agent and Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent, and the lenders party thereto (the “Lenders”) entered into a Credit Agreement (the “Credit Agreement”). Among other things, the Credit Agreement amends and restates the credit agreement dated as of December 19, 2014 (as amended, modified or restated from time to time) (the “ESTE Credit Agreement”) by and among, the Company, as borrower, the guarantors party thereto, BOKF, NA dba Bank of Texas, as administrative agent for the lenders, and the lenders party thereto.

The initial borrowing base of the credit facility is $150.0 million, and is subject to redetermination on or about November 1st and May 1st of each year. The amounts borrowed under the Credit Agreement bear annual interest rates at either (a) the London Interbank Offered Rate (“LIBOR”) plus 2.25% to 3.25% or (b) the prime lending rate of Bank of Texas plus 1.25% to 2.25%, depending on the amount borrowed under the credit facility. Principal amounts outstanding under the credit facility are due and payable in full at maturity on May 9, 2022. All of the obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of EEH’s assets. Additional payments due under the Credit Agreement include paying a commitment fee of 0.50% per year to the Lenders in respect of the unutilized commitments thereunder. EEH is also required to pay customary letter of credit fees.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, EEH’s ability to incur additional indebtedness, create liens on assets, make investments, enter into sale and leaseback transactions, pay dividends and distributions or repurchase its limited liability interests, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable and engage in certain transactions with affiliates.

In addition, the Credit Agreement requires EEH to maintain the following financial covenants: a current ratio of not less than 1.0 to 1.0 and a leverage ratio of not greater than 4.0 to 1.0. Leverage ratio means the ratio of (i) the aggregate debt of EEH and its consolidated subsidiaries as at the last day of the fiscal quarter (excluding any debt from obligations relating to non-cash losses under FASB ASC 815 as a result of changes in the fair market value of derivatives) to (ii) the product of EBITDAX for such fiscal quarter multiplied by four. The term “EBITDAX” means, for any period, the sum of consolidated net income for such period plus (a) the following expenses or charges to the extent deducted from consolidated net income in such period: (i) interest, (ii) taxes, (iii) depreciation, (iv) depletion, (v) amortization, (vi) non-cash losses under FASB ASC 815 as a result of changes in the fair market value of derivatives, (vii) exploration expenses, (viii) impairment expenses, and (ix) non-cash compensation expenses and minus (b) to the extent included in consolidated net income in such period, non-cash gains under FASB ASC 815 as a result of changes in the fair market value of derivatives.

The Credit Agreement contains customary affirmative covenants and defines events of default to include failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment default, and if Frank A. Lodzinski ceases to serve and function as Chief Executive Officer of EEH and the majority of the Lenders do not approve of Mr. Lodzinski’s successor. Upon the occurrence and continuance of an event of default, the Lenders have the right to accelerate repayment of the loans and exercise its remedies with respect to the collateral.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On May 9, 2017, in connection with the closing of the Contribution Agreement, the Company and Bold Holdings entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the exchange of the EEH Units and shares of Class B Common Stock held by Bold Holdings or its unitholders. The Registration Rights Agreement provides that, within ten business days after the closing of the Contribution Agreement, the Company will file a registration statement to permit the public resale of the shares of Class A Common Stock issued by the Company to Bold Holdings or its unitholders in connection with the exchange by them of their shares of Class B Common Stock and EEH Units in accordance with the terms of the A&R EEH LLC Agreement. The Company shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act, until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Contribution Agreement outstanding.

In addition, in the event that the Company proposes to engage in an underwritten offering in which shares of Class A Common Stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, the Company will give at least ten days’ prior written notice of the proposed underwritten offering to the parties to the Registration Rights Agreement and offering such parties the right to include in the underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, the Company will notify the parties to the Registration Rights Agreement no later than one business day after the Company engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of Class A Common stock as they may request in writing, subject to certain limitations contained therein.

Finally, in the event that holders of at least $10 million of shares of Class A Common Stock registrable under the Registration Rights Agreement elect to dispose of such Class A Common Stock under the shelf registration statement filed by the Company as required by the Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, the Company will notify the parties to the Registration Rights Agreement of the proposed underwritten offering or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of Class A Common Stock as they may request in writing.

The Company will pay all registration expenses incident to the performance of its obligations under the Registration Rights Agreement other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the selling stockholders; and (iii) commissions and discounts of brokers, dealers and underwriters.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Voting Agreement

On May 9, 2017, in connection with the closing of the Contribution Agreement, the Company, EnCap Investments L.P. (“EnCap”), Oak Valley Resources, LLC (“Oak Valley”), and Bold Holdings entered into a voting agreement (the “Voting Agreement”), pursuant to which EnCap, Oak Valley, and Bold Holdings agreed not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of the board of directors of the Company from its composition immediately following the closing of the Contribution Agreement as long as the Voting Agreement is in effect.

Immediately following the closing of the Contribution Agreement, the board of directors of the Company was increased to nine members from eight members, four of which are designated by EnCap, three of which are independent, and two of which are members of management, including the Company’s Chief Executive Officer. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of the Company exceeds 50% of the total issued and outstanding voting stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of the Company’s certificate of incorporation and bylaws then in effect. The Voting Agreement terminates on the earlier of (i) the fifth anniversary of the closing date of the Contribution Agreement and (ii) the date upon which EnCap, Oak Valley, and Bold Holdings collectively own, of record and beneficially, less than 20% of the Company’s outstanding voting stock.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Indemnification Agreement

In connection with the appointment of Wynne M. Snoots, Jr. to the Board of Directors (the “Board”) of the Company discussed below in Item 5.02, on May 9, 2017, the Company entered into an indemnification agreement with Mr. Snoots (the “Indemnification Agreement”) pursuant to which the Company agreed to indemnify Mr. Snoots in connection with claims brought against him in his capacity as a director of the Company. The Indemnification Agreement also provides, among other things, certain expense advancement rights in legal proceedings so long as Mr. Snoots undertakes to repay the advancement if it is later determined that he is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreement and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 9, 2017, in connection with the closing of the Contribution Agreement, the Company recapitalized its Common Stock into two classes, consisting of Class A Common Stock and Class B Common Stock, and all of its existing Common Stock was converted into Class A Common Stock on a one-for-one basis. Bold Holdings purchased 36,070,828 shares of Class B Common Stock for $36,071, with the Class B Common Stock having no economic rights in the Company other than voting rights on a pari passu basis with the Class A Common Stock.

In addition, EEH issued 22,656,624 of its EEH Units to the Company and Lynden, in the aggregate, and 36,070,828 EEH Units to Bold Holdings in exchange for each of the Company, Lynden and Bold Holdings transferring all of their assets to EEH. Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock held by Bold Holdings is convertible into Class A Common Stock on a one-for-one basis. Additionally, the Company granted an aggregate of 150,000 fully vested shares of Class A Common Stock under the Plan to certain employees of Bold. The Company will conduct its activities through EEH and will be its sole managing member.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 under the heading “Credit Facility” which is incorporated by reference in response to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 2.01 which is incorporated by reference in response to this Item 3.02.

On May 9, 2017, upon closing of the Contribution Agreement, the 22,656,624 shares of Common Stock were reclassified into 22,656,624 shares of Class A Common Stock and were issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and exchange of securities by an issuer with its existing security holders exclusively where, as occurred here, no commission or remuneration is paid, directly or indirectly, for soliciting such exchange.

The shares of Class B Common Stock issued pursuant to the Contribution Agreement were issued in reliance upon an exemption from registration under the federal securities laws provided by Section 4(a)(2) of the Securities Act, for a transaction not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

See Item 5.03 which is incorporated by reference in response to this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Class I Director

On May 9, 2017, in connection with the closing of the Contribution Agreement, the Company entered into the Voting Agreement with EnCap, Oak Valley and Bold Holdings, whereby EnCap has the right to nominate an additional director to the Board. EnCap nominated Mr. Wynne M. Snoots, Jr. to the Board. The Board appointed Mr. Snoots as a Class I director to hold office until the Company’s annual meeting in 2019 and the election of his successor.

Wynne M. Snoots, Jr., age 56, has served as a director of the Company since May 9, 2017. He is a Partner at EnCap Investments L.P. Prior to joining EnCap in January 2001, Mr. Snoots was one of three partners of Paradigm Development & Trade, Inc., a private company focused on generating and monetizing exploration prospects located along the Gulf Coast of Louisiana. For the two years prior to his involvement in Paradigm, Mr. Snoots served as President of Magellan Exploration, LLC, a private portfolio company. He previously spent seven years with Enron Capital & Trade Resources in the Producer Finance Group, most recently as a Vice President. Mr. Snoots began his career as a petroleum engineer with Texas Oil and Gas Corporation. He received a Master of Business Administration from The University of Texas at Austin and holds a B.S. in Petroleum Engineering from the University of Oklahoma. Mr. Snoots serves on the board of directors of several EnCap portfolio companies and is a member of the Independent Petroleum Association of America and the Houston Producers’ Forum.

Plan Amendment

At the special meeting of stockholders of the Company held on May 9, 2017 (the “Special Meeting”), discussed further in Item 5.07 below, the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Class A Common Stock authorized to be issued under the Plan by 4.3 million shares (the “Plan Amendment”), to a total of 5.8 million shares.  A copy of the Plan Amendment is included as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

A description of the Plan is included in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2017 under the heading “The Proposals – Proposal 6 – The Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan” and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation and as part of the closing of the Contribution Agreement, on May 9, 2017, the Company filed the Third Amended and Restated Certificate of Incorporation (the “Certificate”) with the Delaware Secretary of State in order to increase the number of authorized shares of common stock, from 100 million shares to 250 million shares, divided into 200 million shares of Class A Common Stock and 50 million shares of Class B Common Stock. The new specimen stock certificate for the Class A Common Stock is included with this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference.

The summary of the Certificate is qualified in its entirety by the terms of the Certificate, which is included with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

A description of the A&R EEH LLC Agreement provided under Item 1.01 above is incorporated in this Item 5.03 by reference. A copy of the A&R EEH LLC Agreement is included with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders (the “Special Meeting”) on May 9, 2017 at 8:00 a.m. CDT at the offices of the Company, located at 1400 Woodloch Forest Drive, Suite 300, Houston, Texas 77380. The purpose of the Special Meeting was to consider and act upon the Contribution Agreement and other matters related thereto. Holders of 22,273,820 shares of Common Stock at the close of business on March 13, 2017, the record date for the Special Meeting (the “Record Date”), were entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, there were present in person or by proxy holders representing 18,629,740 shares of Common Stock which represented approximately 83.6% of the issued and outstanding shares of Common Stock as of the Record Date.

All of the proposals presented to the stockholders were approved.

The proposals stockholders were asked to consider and vote upon and the results of each vote are presented below:

1.To consider and vote upon a proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, which included the business combination with Bold.

The voting results for all shares were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,606,390	18,619	4,731	-

The voting results for shares not held by Oak Valley, or the Company’s executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,936,936	18,619	4,731	-

2.To consider and vote upon a proposal to approve and adopt the exchange of all or substantially all of the Company’s assets for EEH Units as contemplated by the Contribution Agreement.

The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,608,577	16,527	4,636	-

The voting results for shares not held by Oak Valley or the Company’s executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,939,123	16,527	4,636	-

3.To consider and vote upon a proposal to approve and adopt an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock, from 100,000,000 shares to 250,000,000 shares, divided into 200,000,000 shares of Class A Common Stock, and 50,000,000 shares of Class B Common Stock.

The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,598,696	27,692	3,352	-

4.To consider and vote upon a proposal to approve the reclassification and conversion of each share of Common Stock issued and outstanding immediately prior to the closing of the Contribution Agreement into one share of Class A Common Stock.

The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,605,288	16,769	7,683	-

5.To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE MKT, LLC, the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement.

The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,607,648	17,498	4,594	-

6.To consider and vote upon a proposal to approve and adopt an amendment to the Plan to increase the number of shares available for issuance pursuant to the Plan by 4,300,000 shares.

The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,562,980	63,844	2,916	-

Item 8.01.Other Items.

On May 9, 2017, the Company issued a press release announcing the closing of the Contribution Agreement and EEH entering into the Credit Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Bold required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b)	Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(d)	Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Contribution Agreement dated November 7, 2016, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC and Bold Energy III LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on November 8, 2016).

2.1(a)

First Amendment to the Contribution Agreement dated March 21, 2017 by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC, and Bold Energy III LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on March 23, 2017).

3.1

Third Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated May 9, 2017 (incorporated by reference to Exhibit 3.1 to the registration statement on Form 8-A filed by the Registrant with the SEC on May 9, 2017).

4.1	Specimen Class A Common Stock Certificate.

10.1	First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC dated May 9, 2017.

10.2

Credit Agreement dated May 9, 2017, by and among Earthstone Energy Holdings, LLC, as Borrower, Earthstone Operating, LLC, EF Non-Op, LLC, Sabine River Energy, LLC, Earthstone Legacy Properties, LLC, Lynden USA Operating, LLC, Bold Energy III LLC, Bold Operating, LLC, as guarantors, BOKF, NA dba Bank Of Texas, as Agent and Lead Arranger, Wells Fargo Bank, National Association as Syndication Agent and the Lenders party thereto.

10.3	Registration Rights Agreement dated May 9, 2017 between Earthstone Energy, Inc. and Bold Energy Holdings, LLC.

10.4	Voting Agreement dated May 9, 2017 by and among Earthstone Energy, Inc., EnCap Investments L.P., Oak Valley Resources, LLC and Bold Energy Holdings, LLC.

10.5	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant with the SEC on December 29, 2014).

10.6	Second Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan dated May 9, 2017.

99.1	Press Release dated May 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: May 15, 2017	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration

EXHIBIT INDEX

Exhibit No.	Description

2.1

Contribution Agreement dated November 7, 2016, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC and Bold Energy III LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on November 8, 2016).

2.1(a)

First Amendment to the Contribution Agreement dated March 21, 2017 by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC, and Bold Energy III LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on March 23, 2017).

3.1

Third Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated May 9, 2017 (incorporated by reference to Exhibit 3.1 to the registration statement on Form 8-A filed by the Registrant with the SEC on May 9, 2017).

4.1	Specimen Class A Common Stock Certificate.

10.1	First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC dated May 9, 2017.

10.2

Credit Agreement dated May 9, 2017, by and among Earthstone Energy Holdings, LLC, as Borrower, Earthstone Operating, LLC, EF Non-Op, LLC, Sabine River Energy, LLC, Earthstone Legacy Properties, LLC, Lynden USA Operating, LLC, Bold Energy III LLC, Bold Operating, LLC, as guarantors, BOKF, NA dba Bank Of Texas, as Agent and Lead Arranger, Wells Fargo Bank, National Association as Syndication Agent and the Lenders party thereto.

10.3	Registration Rights Agreement dated May 9, 2017 between Earthstone Energy, Inc. and Bold Energy Holdings, LLC.

10.4	Voting Agreement dated May 9, 2017 by and among Earthstone Energy, Inc., EnCap Investments L.P., Oak Valley Resources, LLC and Bold Energy Holdings, LLC.

10.5	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant with the SEC on December 29, 2014).

10.6	Second Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan dated May 9, 2017.

99.1	Press Release dated May 9, 2017.